                                                                Exhibit 10.8(a)

                            FIRST AMENDMENT TO LEASE
                            ------------------------


     THIS FIRST AMENDMENT TO LEASE is made as of the 9th day of June, 1997 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with an address of 238 Main Street, Cambridge, Massachusetts 02142 ("Lessor"), and ALKERMES, INC., a Pennsylvania corporation with an address of 64 Sidney Street, Cambridge, Massachusetts 02139 ("Lessee").

     Reference is made to a lease dated July 26, 1993 by and between Lessor and Lessee (the "Original Lease"), concerning certain premises located at 281 Albany Street, Cambridge, Massachusetts, as more particularly described in the Lease. As used in the Original Lease or in this Amendment, the term "Lease" shall mean the Original Lease as amended hereby.

     Lessee desires to extend the Lease Term, to expand the premises demised to it pursuant to the Original Lease, and to provide for an option to expand the Building. Lessor is willing to agree to the foregoing subject to the terms and conditions of the Original Lease, as hereby amended.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Original Lease as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment which are defined in the Original Lease and not otherwise defined herein shall have the same meaning in this Amendment as in the Original Lease. The following terms shall have the meanings set forth below:

          ADDITION WORK. As defined in the Supplementary Work Letter.

          ADJACENT BUILDING. The building currently existing on the Adjacent
          Land.

          ADJACENT LAND. That certain parcel of land adjoining the Land, known as and numbered 295 Albany Street, Cambridge, Massachusetts.

          ADJACENT PREMISES. Collectively, the Adjacent Land and the Adjacent Building.

          BASIC RENT. As defined in Paragraph 4 below.

          BROKER. Meredith & Grew, Inc.

          BUILDING ADDITION. An addition to the Building to be constructed by Lessor and Lessee on the Adjacent Land, subject to the terms and conditions of this Amendment.

          BUILDING ADDITION OPTION. The option on the part of Alkermes, Inc. to cause Lessor to construct the shell of the Building Addition (or to construct the entire Building Addition itself), subject to the terms and conditions of this Amendment. The Building Addition Option shall be personal to Alkermes, Inc. and may not be exercised by any sublessee, assignee or successor of or to Alkermes, Inc.

          BUILDING ADDITION RENT COMMENCEMENT DATE. As defined in the Supplementary Work Letter.

          EXPANSION PREMISES. The entire second floor of the Building, containing approximately 6,500 rentable square feet.

          EXPANSION PREMISES COMMENCEMENT DATE. July 1, 1997.

          EXPANSION WORK. As defined in the Supplementary Work Letter.

          EXTENSION TERM. As defined in Paragraph 3(b) below.

          INITIAL LEASE TERM. As defined in Paragraph 3(a) below.

          INITIAL PREMISES. The first floor of the Building, as described in
          Section 1.0 of the Original Lease.

          LEASE TERM. Collectively, (i) the Initial Lease Term and (ii) the Extension Term (if Lessee duly exercises the Extension Option).

          LESSEE'S ADDITION WORK. As defined in the Supplementary Work Letter.

          LESSEE'S WORKING DRAWINGS. As defined in the Supplementary Work
          Letter.

          LESSOR'S ADDITION WORK. As defined in the Supplementary Work Letter.

          LESSOR'S WORKING DRAWINGS. As defined in the Supplementary Work
          Letter.

          NOTICE DATE. As defined in Paragraph 5(b) below.

          SUPPLEMENTARY WORK LETTER. The Supplementary Work Letter attached hereto as Exhibit I.

2.   PREMISES. Effective on the Expansion Premises Commencement Date:
     (a) Lessee shall lease the Expansion Premises, subject to all of the terms and conditions of the Lease, (b) the term "Premises" as used in the Original Lease shall mean and include both the Initial Premises and the Expansion Premises, and (c) the Expansion Premises shall be considered to be part of the Premises for all purposes of the Lease. The expansion of the Premises described in the preceding sentence of this Paragraph shall be deemed an exercise in full of Lessee's Expansion Option set forth in
     Section 2.0 of the Lease, and Section 2.0 of the Lease shall thereafter be null and void and of no further force or effect.

     The Expansion Premises shall be delivered by Lessor to Lessee broom clean, but otherwise in the condition in which the same are redelivered to Lessor by the current occupant thereof. Lessor shall have no obligation to perform any work in or to the Expansion Premises.

3. INITIAL LEASE TERM; EXTENSION TERM; LEASE TERM. (a) Section 3.1 of the Original Lease is hereby amended by deleting therefrom the first sentence in its entirety and substituting therefor the following:

          "The initial term of this Lease (the "Initial Lease Term") shall commence on August 15, 1993 and shall expire, unless sooner terminated as hereinafter provided, on August 14, 2008; PROVIDED, HOWEVER, that if Lessee duly exercises the Building Addition Option and the Building Addition is constructed as provided in Paragraph 15 below, then the Initial Lease Term shall automatically be further extended as of the Building Addition Rent Commencement Date to the date which is the earlier of (i) the day immediately preceding the tenth (10th) anniversary of the Building Addition Rent Commencement Date, or (ii) August 14, 2013."

     (b)  Section 3.2 of the Original Lease is hereby amended as follows:

          (i) The "Extension Term" shall be the period commencing on the day after the last day of the Initial Lease Term and expiring on August 14, 2013, unless sooner terminated as provided in the Lease;

          (ii) In the second paragraph of said Section 3.2, line 4, the number in parenthesis shall be changed from "18" to "15"; and

         (iii) The table appearing at the top of page 4 of the Original Lease is hereby deleted.

4. BASIC RENT. Effective on the Expansion Premises Commencement Date, Section 4.1(a) of the Original Lease shall be deleted in its entirety and the following substituted therefor:

     "(a) Basic rent ("Basic Rent"), which term shall mean, collectively, the sums identified in the following subparagraphs (i) and (ii):

     "(i) with respect to the Initial Premises and the Expansion Premises:

          (w) for the period commencing on July 1, 1997 and ending on August 14, 1998, the sum of $141,000.00 per Lease Year (PRO-RATED for partial Lease Years), payable in equal monthly installments of $11,750.00;

          (x) for the period commencing on August 15, 1998 and ending on August 14, 2003, the sum of $192,000.00 per Lease Year, payable in equal monthly installments of $16,000.00;

          (y) for the period commencing on August 15, 2003 and ending on August 14, 2008, the sum of $232,000.00 per Lease Year, payable in equal monthly installments of $19,333.33; and

          (z) for the Extension Term, if any, the "Fair Market Rent" of the Initial Premises and the Expansion Premises, determined in accordance with the provisions of Section 4.2 below;

     PROVIDED, HOWEVER, that if Lessee duly exercises the Building Addition Option and the Initial Lease Term is consequently extended as provided in
     Section 3.1 of the Lease, then notwithstanding anything to the contrary set forth in the preceding provisions of this Section 4.1(a), Basic Rent for the Initial Premises and the Expansion Premises for the portion of the Initial Lease Term commencing on August 15, 2008 shall be the Fair Market Rent of the Initial Premises and the Expansion Premises as of August 15, 2008, determined in the manner provided in Section 4.2 of the Lease.

     "(ii) With respect to the Building Addition and the Adjacent Land (as hereinafter defined), for the period commencing on the Building Addition Rent Commencement Date and continuing for the remainder of the Lease Term, the following amount per Lease Year:

          (x) if Lessor performs Lessor's Addition Work, an amount equal to twelve (12%) percent of the sum of (1) the aggregate amount of Lessor's actual out-of-pocket costs incurred in (a) demolishing the Adjacent Building, (b) preparing the Adjacent Land for construction of the Building Addition, (c) obtaining the permits, licenses, consents and approvals from governmental authorities for Lessor's Addition Work, (d) preparing Lessor's Working Drawings for Lessor's Addition Work, and (e) constructing Lessor's Addition Work (both "hard costs" and "soft costs"), and
               (2) Three Hundred Seventy Thousand Dollars ($370,000.00) (on account of the Adjacent Land); or

          (y) if Lessee performs Lessor's Addition Work at its sole cost and expense, an amount equal to twelve (12%) percent of the sum (1) the aggregate amount of Lessor's actual out-of pocket costs incurred in (a) demolishing the Adjacent Building, and (b) preparing the Adjacent Land for construction of the Building Addition, and (2) Three Hundred Seventy Thousand Dollars ($370,000.00) (on account of the Adjacent Land).

     "Basic Rent shall be due and payable in equal monthly installments, in advance, without offset or deduction, and without previous demand therefor, commencing (x) with respect to the Initial Premises, on the Commencement Date, (y) with respect to the Expansion Premises, on the Expansion Premises Commencement Date, and (z) with respect to the Building Addition, on the Building Addition Rent Commencement Date, and in each case continuing on the first day of each calendar month or portion thereof during the Lease Term. If the Expansion Premises Commencement Date or the Building Addition Rent Commencement Date is other than the first day of a calendar month, Basic Rent for the Expansion Premises or the Building Addition (as the case may be) shall be PRO-RATED for such month. Basic Rent shall also be PRO-RATED for a partial month occurring at the end of the Lease Term."

5. FAIR MARKET RENT. (a) For purposes of determining "Fair Market Rent" pursuant to Section 4.2 of the Lease, all improvements to the Premises or the Building which are funded, in the first instance, by Lessor pursuant to this Amendment, regardless of whether Lessee makes payments to Lessor on account thereof pursuant to Paragraph 4 above, shall be deemed to be "improvements made by Lessor" and shall be included in determining Fair Market Rent.

     (b) The first three sentences of the second paragraph of Section 4.2 are hereby deleted in their entirety and the following are substituted therefor:

          "If Lessee duly exercises the Extension Option as provided in Section
          3.2 of the Lease, then within twenty (20) days after Lessor receives Lessee's notice of exercise of the Extension Option, Lessor shall provide to Lessee Lessor's good faith determination of the Fair Market Rent of the Initial Premises and the Expansion Premises as of the first day of the Extension Term. If Lessee duly exercises the Building Addition Option as provided in Paragraph 15 of this Amendment and the Building Addition is constructed and the Initial Lease Term extended as provided in Section 3.1 of the Lease, then Lessor shall provide to Lessee not later than April 1, 2008 Lessor's good faith determination of the Fair Market Rent of the Initial Premises and the Expansion Premises as of August 15, 2008. The date on which Lessor provides such determination is hereinafter referred to as the "Notice Date". If Lessor and Lessee are unable to agree on such Fair Market Rent within thirty (30) days after the Notice Date, then Lessor and Lessee shall, not later than sixty (60) days after the Notice Date, each retain a real estate appraiser with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Cambridge, Massachusetts vicinity, who shall, within sixty (60) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; PROVIDED, HOWEVER, that if one party has not obtained such a report within one hundred thirty (130) days after the Notice Date, then the determination set forth in the other party's report shall be final and binding upon the parties."

     (c) All references to the "Expansion Premises" in Section 4.2 of the Lease shall be deemed to refer to the Initial Premises and the Expansion Premises together.

6. PRELIMINARY ENTRY. Section 4.3, PRELIMINARY ENTRY, is hereby amended as follows:

     (a) All references in such Section to the "Commencement Date" shall be deemed to mean and refer to the "Expansion Premises Commencement Date"; and

     (b) The third sentence thereof is deleted in its entirety.

7. DISCONTINUED OCCUPANCY. For purposes of calculating the Termination Payment as provided in Section 5.0 of the Original Lease, the costs incurred by Lessee in connection with the design and construction of the Expansion Work and Lessee's Addition Work shall be amortized on a straight-line basis over ten (10) years rather than the 5-year period stated in the Original Lease, with such amortization period commencing on the first day of the first calendar month commencing after the day on which such work is substantially completed (i.e., completed except for items of work which are not necessary to make the Building or the Building Addition (as the case may be) reasonably useable for the Permitted Uses and which, because of season or weather or nature of the item, cannot practicably be done at that time).

8. TAXES. (a) Section 6.1 of the Original Lease is hereby amended by adding the following sentence to the end thereof as it appears in the Original
     Lease:

          "Notwithstanding anything to the contrary contained in this Lease, provided that Lessee makes all payments to Lessor on account of Taxes hereunder within the time specified in this Lease, "Taxes" shall not include any interest, penalties or other charges assessed against Lessor on account of Lessor's failure to pay Taxes on a timely basis to the taxing authority."

     (b) Effective on the Expansion Premises Commencement Date, "Lessee's Share" as defined in Section 6.2 of the Lease shall be one hundred percent (100%), and Lessee shall be responsible for the payment of all Taxes relating to the Premises, the Building or the Land, which payments shall be made to Lessor in the manner provided in Section 7 of the Lease.

     (c) Effective on the Expansion Premises Commencement Date, Lessee's pro-rata share of Taxes with respect to each of the Off-Site Lots in which are located any of the parking spaces leased by Lessee pursuant to Section 10 of the Lease shall be adjusted to reflect the number of parking spaces then leased by Lessee pursuant to said Section 10.

     (d) Effective on the Expansion Premises Commencement Date, Section 6.3, ABATEMENT OF TAXES, is hereby amended as follows:

          (i)  The first paragraph shall be deleted in its entirety; and

          (ii) The first sentence of the second paragraph shall be deleted and the following substituted therefor:

               "Lessee shall have the right to file an application for the abatement of Taxes with respect to the Land and/or the Building provided that Lessee gives notice of such filing to Lessor (together with a copy of such abatement application) promptly after such application is filed."

9. UTILITIES AND SERVICES. Effective on the Expansion Premises Commencement Date, Section 7.0 of the Original Lease is hereby amended by deleting the second paragraph thereof in its entirety and substituting therefor the following:

          "The only services which Lessor shall provide to the Premises, the Building or the Land during the Lease Term (collectively, "Lessor's Services") shall be: (i) maintaining the alarm and sprinkler systems, and (ii) snowplowing, paving, striping and general maintenance of the parking lots in which are located parking spaces leased by Lessee pursuant to Section 10.0 below. Lessee's obligation to make payments on account of such snowplowing, paving, striping and general maintenance of such parking lots shall be PRO-RATED in the manner provided in Section 10.0 of this Lease. Lessee shall continue to pay to Lessor as Additional Rent the property management fee paid by Lessor (if any) in connection with the Premises, which fee shall not exceed four (4%) percent of the gross rental revenue of the Premises."

10. INSURANCE. Section 8.2, CASUALTY INSURANCE, is hereby amended by inserting into the seventh line thereof after the phrase "as their respective interests may appear", the phrase "but naming Lessee as loss payee".

11. ASSIGNMENT AND SUBLETTING. Section 9.0(c) is hereby amended by deleting therefrom clause (iii) in its entirety, and substituting therefor the following:

          "(iii) Lessee shall pay to Lessor, as Additional Rent, immediately upon receipt thereof by Lessee, one-half (1/2) of the amount by which the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of (A) the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees and expenses, brokerage commissions, alteration costs, and tenant concessions (such as free rent) granted by Lessee, all amortized on a straight-line basis over the term of such sublease or, in the case of an assignment, over the remaining Lease Term of this Lease), and (B) the monthly amount of the unamortized portion of the actual out-of-pocket costs reasonably incurred by Lessee in constructing those portions of the Expansion Work or Lessee's Addition Work which are permanently affixed to and integrated into the structure of the Building or Building systems, for the term of such sublease (or in the case of an assignment, for the remainder of the Lease Term) determined on the basis of straight line amortization of such costs over a period of 10 years (and in the case of a sublease, then allocated on a PRO-RATA square footage basis to the portion of the Premises subject to such sublease), exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease (or, in the case of an assignment, the entire Premises). In the case of a sublease, unless otherwise agreed to in writing by Lessor at the time that it consents to such sublease, the calculation described in clause (iii) of the immediately preceding sentence shall be performed on a monthly basis and payment shall be made to Lessor on the basis of such monthly calculation. All separate charges reasonably imposed by Lessee upon such sublessee or assignee for the purchase of or use of equipment owned by Lessee which is not permanently affixed to and integrated into the structure of the Building or Building systems shall be excluded from the calculation described in clause (iii). Notwithstanding anything to the contrary herein contained, no assignee, sublessee or successor of or to Alkermes, Inc. shall have the right to exercise the Building Addition Option, which option is personal to and may only be exercised by Alkermes, Inc."

12. PARKING. Section 10.0, PARKING, is hereby amended by deleting therefrom the third paragraph in its entirety and substituting therefor the following:

          "Commencing on August 14, 1998, Lessee shall pay, as Additional Rent, on the same day on which Basic Rent is due and payable hereunder, rent on account of each parking space leased by Lessee at the then-fair market rent thereof, which amount may be adjusted by Lessor from year to year."

13. CONSTRUCTION; WORK LETTER. (a) Article 13.0, CONSTRUCTION, is hereby deleted in its entirety.

          (b) The Work Letter attached to the Original Lease as EXHIBIT C is hereby deleted in its entirety and the Supplementary Work Letter attached to this Amendment as EXHIBIT I is substituted therefor. All references in the Lease to the "Work Letter" shall be deemed to refer to the Supplementary Work Letter.

14. EXPANSION WORK: Lessee may, at its sole cost and expense and in accordance with the provisions of the Supplementary Work Letter, make certain improvements to the Initial Premises and the Expansion Premises in connection with Lessee's initial occupancy of the Expansion Premises. All of the "Expansion Work" (as defined in the Supplementary Work Letter) shall be deemed to be part of "Lessee's Work" as that term is used in the Lease. Lessor shall have no obligation to (x) prepare any Working Drawings, (y) perform any work, or (z) make any contribution to Lessee, in connection with the design or construction by Lessee of the Expansion Work. All of the Expansion Work shall be finally completed by January 1, 1999, subject to the provisions of Section 24.0 (Force Majeure) of the Lease.

15. CONSTRUCTION OF BUILDING ADDITION. (a) Lessor owns the Adjacent Premises. The Adjacent Building is currently leased by Lessor to a third party, who, in turn, has subleased it to Cambridge Bottle and Can. Lessor hereby represents and warrants to Lessee that the term of the lease currently in effect with respect to the Adjacent Building expires on June 30, 1999. Lessor hereby agrees that it shall not extend nor renew the existing lease of the Adjacent Premises or enter into any other lease or tenancy agreement relating to the Adjacent Premises until the first to occur of (i) receipt by Lessor of a written waiver from Lessee of its right to exercise the Building Addition Option, or (ii) Lessee's failure to exercise the Building Addition Option in accordance with the requirements of this Paragraph 15.

     (b)  Provided that:

          (i) as of the day on which Lessee gives "Lessee's Exercise Notice" (as hereinafter defined), (A) no Event of Default is then continuing and (B) Alkermes, Inc. is actually occupying at least twenty-five (25%) percent of the Premises; and

          (ii) (A) Lessee's net worth as set forth in the 10-Q report most recently prepared by Lessee immediately prior to the date on which Lessee gives Lessee's Exercise Notice to Lessor is not less than Lessee's net worth as set forth in the 10-Q report most recently prepared by Lessee immediately prior to the date of this Amendment, and (B) the amount of unrestricted cash or cash equivalents then held by Lessee as of the date on which Lessee gives Lessee's Exercise Notice, together with the amount of financing then available to Lessee, exceeds the amount reasonably estimated by Lessor to be required by Lessee for (x) operation of Lessee's business for one (1) year as it is then being operated, plus (y) the costs to be incurred by Lessee in designing and constructing the Building Addition, then Lessee (which term shall mean, in connection with the Building Addition Option, only Alkermes, Inc., and not any sublessee, assignee or successor of or to Alkermes, Inc.) shall have the right to exercise the Building Addition Option by giving to Lessor not later than August 15, 2001 written notice of such exercise ("Lessee's Exercise Notice").


     If Lessee duly exercises the Building Addition Option in accordance with the foregoing terms and conditions, then such exercise shall (i) be irrevocable except as expressly provided in Paragraph 7 of the Supplementary Work Letter, (ii) constitute the agreement of Lessee to perform at its sole cost and expense Lessee's Addition Work in accordance with the terms and conditions of this Amendment, and (iii) subject to the provisions of subparagraph 15(g) below and Paragraph 7 of the Supplementary Work Letter, require Lessor to perform at its sole cost and expense Lessor's Addition Work in accordance with the terms and conditions of this Amendment.

     (c) If Lessee duly exercises the Building Addition Option, then (i) from and after such exercise Lessor shall not enter into any further leases or tenancy agreements relating to the Adjacent Premises, (ii) promptly after receiving such notice of exercise, Lessor shall (x) terminate any tenancies or occupancies affecting the Adjacent Premises (if any) and make diligent efforts to obtain possession of the Adjacent Premises from the tenants and occupants thereof, and (y) at its sole cost and expense, subject to the terms and conditions of this Amendment, demolish and remove all structures on the Adjacent Land down to foundations, and level the surface of the Adjacent Land such that such demolition and removal is completed within six
     (6) months after Lessee's exercise of the Building Addition Option. Lessor shall notify Lessee when such demolition and site levelling have been completed. From and after the date on which such work is completed:

          (1) Lessee shall be responsible for paying to Lessor, as Additional Rent, all Taxes (as defined in the Lease) assessed or imposed upon the Adjacent Land, which payments shall be made in the same manner and at the same times as Taxes are paid by Lessee pursuant to Section 6.0 of the Lease; and

          (2) Unless and until construction of the Building Addition commences on the Adjacent Land pursuant to the provisions of this Amendment, Lessor shall have the right to make any use of the surface of the Adjacent Land, including, without limitation, parking of automobiles (and Lessor may, at its sole cost and expense, pave the surface of all or portions of the Adjacent
               Land), but Lessor shall not construct any buildings or structures on the Adjacent Land. If Lessor does make use of the Adjacent Land as provided in this subparagraph (2), then for such time as Lessor continues to make such use of the Adjacent Land Lessor shall (A) be solely responsible for maintaining any pavement laid by Lessor on the Adjacent Land and (B) save Lessee harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to a claim of injury to any person or damage to any property while on the Adjacent Land unless occasioned by any omission, neglect or default of Lessee or any officer, agent, employee, servant, contractor or invitee of Lessee or anyone claiming by, through or under Lessee.

     (d) If at any time after Lessee duly exercises the Building Addition Option, an Event of Default occurs, then in addition to any other rights and remedies of Lessor hereunder, Lessor shall be entitled to cease the design or construction of Lessor's Addition Work.

     (e) In addition to the foregoing provisions of this Paragraph 15, the design and construction of the Building Addition shall be governed by the provisions of the Supplementary Work Letter.

     (f) From and after the date on which Lessee exercises the Building Addition Option, (i) the Adjacent Land shall be deemed to be part of the Land for all purposes of the Lease (subject to the rights and obligations of Lessor as set forth in subparagraph 15(c)(2) above), and (ii) all obligations of Lessee under the Lease with respect to the Land, the Building or the Premises shall apply equally to the Land and the Building Addition (except that no Rent shall be due or payable hereunder in connection with the Building Addition until the Building Addition Rent Commencement Date except as otherwise specifically provided in Paragraph 15(c) above). From and after the Building Addition Rent Commencement Date, (i) the Building Addition shall be deemed to be part of the Building and the Premises for all purposes of the Lease, and (ii) Basic Rent shall be due and payable on account of the Building Addition and the Adjacent Land as provided in
     Section 4.1(a)(ii) of the Lease.

     (g) Notwithstanding anything to the contrary contained in this Paragraph 15, Lessee shall have the right, by written notice given to Lessor either
     (i) prior to the commencement of design work by Lessor on Lessor's Addition Work, or (ii) as provided in Paragraph 7 of the Supplementary Work Letter, to design and perform Lessor's Addition Work at Lessee's sole cost and expense, in which event (w) "Lessor's Addition Work" shall be deemed to be part of "Lessee's Addition Work" as that term is used in this Amendment,
     (x) "Lessor's Addition Work" shall be deemed to be part of "Lessee's Work" as that term is used in the Original Lease, (y) Lessor shall have no obligation to (1) prepare any Working Drawings, (2) perform any work, or
     (3) incur any costs in connection with the design or construction of the Building Addition (other than costs associated with Lessor's review of Lessee's Working Drawings), and (z) all references in the Supplementary Work Letter to "Lessee's Addition Work" shall be deemed to include and refer to "Lessor's Addition Work".

     (h) Notwithstanding anything to the contrary contained in this Amendment, Lessee shall have the right to rescind its exercise of the Building Addition Option in the circumstances described in Paragraph 7 of the Supplementary Work Letter. If Lessee so rescinds its exercise of the Building Addition Option, then effective upon the date of such rescission
     (i) the Adjacent Land shall no longer be deemed to be part of the Land subject to the Lease, and (ii) Lessee shall have no obligation to pay Taxes assessed or imposed upon the Adjacent Land for any period beyond such effective date.

16. REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this First Amendment to Lease other than the Broker. Lessor shall pay the Broker as part of a separate agreement. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Broker arising from a breach by Lessee of the foregoing representation. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by the Broker or any other person by reason of a breach by Lessor of the foregoing representation.

17. SECURITY DEPOSIT. (a) Contemporaneously with the delivery by Lessee to Lessor of executed counterparts of this First Amendment to Lease, Lessee shall deliver the sum of $8,000.00 as an additional Security Deposit, which shall be deemed to be part of the "Security Deposit" for all purposes of the Lease.

     (b) Lessee shall deliver to Lessor, not later than the Building Addition Rent Commencement Date, an amount equal to one (1) months' Basic Rent on account of the Building Addition and the Adjacent Land (the "Additional Security Deposit"), which amount shall be deemed to be part of the "Security Deposit" for all purposes of the Lease; PROVIDED, HOWEVER, that if Lessor performs Lessor's Addition Work then (i) the amount of the Additional Security Deposit shall be increased to six (6) months' Basic Rent on account of the Building Addition and the Adjacent Land, and (ii) the Additional Security Deposit shall earn interest at the rate of five (5%) percent per annum.

18. ELECTRONIC COPIES OF LEASE, ETC. In connection with Lessee's public filings, upon request by Lessee, Lessor shall provide (or shall cause Lessor's counsel to provide) to Lessee a copy of the Lease, this Amendment, any other amendments to the Lease hereafter executed, or any other agreements between Lessee and lessor relating to the Lease, in a computer-readable electronic format (i.e., on a computer disk in the format in which such documents were prepared or maintained by Lessor or its counsel).

19. EFFECTIVE DATE. Except to the extent to which this Amendment specifically provides otherwise, all provisions of this Amendment shall be effective immediately upon the execution of this Amendment by both Lessor and Lessee.

     In all other respects, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect and unamended.

     EXECUTED UNDER SEAL as of the date set forth above.


     LESSOR:                          MASSACHUSETTS INSTITUTE OF
                                      TECHNOLOGY


                                      By: /s/ Philip A. Trussell
                                         --------------------------------------
                                         Philip A. Trussell,  /s/ JTM
                                         Director of Real Estate and
                                         Associate Treasurer
                                         Hereunto duly authorized


     LESSEE:                          ALKERMES, INC.


                                      By: /s/ Michael Landine
                                         --------------------------------------
                                         Name: Michael Landine
                                         Title: Chief Financial Officer
                                         Hereunto duly authorized

                                    EXHIBIT I
                                    ---------

                            SUPPLEMENTARY WORK LETTER
                            -------------------------

     This Supplementary Work Letter is incorporated by reference into the First Amendment to Lease (the "Amendment") by and between Massachusetts Institute of Technology, as Lessor, and Alkermes, Inc., as Lessee. Terms defined in or by reference in the Amendment not otherwise defined herein shall have the same meaning herein as therein.

1. INTRODUCTION. This Supplementary Work Letter sets forth the terms and conditions for the construction of (i) improvements to the Building, and/or
     (ii) construction of the Building Addition.

2. ADDITIONAL DEFINITIONS. Each of the following terms shall have the meaning stated immediately after it:

          ADDITION WORK. Collectively, Lessee's Addition Work and Lessor's Addition Work.

          CONSTRUCTION AUTHORIZATIONS. All permits, licenses and other consents and approvals required from any governmental authority for the construction of (as the case may be): (i) the Expansion Work, (ii) Lessee's Addition Work, or (iii) Lessor's Addition Work.

          EXPANSION WORK. The work to be performed by Lessee in and to the existing Building, as shown on Lessee's Working Drawings as approved by Lessor pursuant to Paragraph 4 hereof.

          LESSEE'S ADDITION WORK. The work, as shown on Lessee's Working Drawings as approved by Lessor pursuant to Paragraph 5(b) hereof, to be performed by Lessee as part of the initial construction of the Building Addition for Lessee's use and occupancy.

          LESSEE'S DELAY. A delay of the type identified in Paragraph 11(b) of this Supplementary Work Letter.

          LESSEE'S GENERAL CONTRACTOR. A general contractor selected by Lessee and approved in writing by Lessor (which approval shall not be unreasonably withheld or delayed, but Lessor may withhold approval of any general contractor based on Lessor's past experience with such general contractor), who will be engaged by Lessee to construct (as the case may be) the Expansion Work or Lessee's Addition Work.

          LESSEE'S WORKING DRAWINGS. The working drawings and specifications for, as the case may be, the Expansion Work or Lessee's Addition Work, to be prepared by Lessee and Lessee's architect in accordance with this Work Letter. Lessee's Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to construct the Expansion Work or Lessee's Addition Work (as the case may be) or to obtain any Construction Authorization required therefor.

          LESSOR'S ADDITION WORK. The work to be performed by Lessor in or on the Building Addition so as to provide the Building Addition as unfinished "shell" space to Lessee for the performance of Lessee's Addition Work, as shown on Lessor's Working Drawings as approved by Lessee pursuant to Paragraph 5(c) hereof, which work is anticipated to include the construction of (i) exterior walls and fenestration, including taped drywall on the inside surface of exterior walls, (ii) roof, (iii) foundation, (iv) subfloor, (v) electrical power feed, telephone cable, gas supply, water supply, and sanitary sewer service to the Building Addition from public utility lines, and (vi) heat (but not air-conditioning or make-up air), depending upon the actual operational requirements of Lessee.

          LESSOR'S DELAY. A delay of the type identified in Paragraph 11(a) of this Supplementary Work Letter.

          LESSOR'S WORKING DRAWINGS. The working drawings and specifications for Lessor's Addition Work, to be prepared by Lessor and Lessor's architect in accordance with this Work Letter. Lessor's Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to construct Lessor's Addition Work or to obtain any Construction Authorization required therefor.

3. INSURANCE AND BONDS. Prior to the commencement of any design work on the Expansion Work or Lessee's Addition Work (as the case may be), Lessee shall provide to Lessor an original certificate of insurance, in customary form, for each architect and engineer retained by Lessee in connection with the design and/or construction of such work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Lessor. Prior to the commencement of any design work on Lessor's Addition Work, Lessor shall provide to Lessee an original certificate of insurance, in customary form, for each architect and engineer retained by Lessor in connection with the design and/or construction of Lessor's Addition Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Lessee. Prior to the commencement of the construction of the Expansion Work or Lessee's Addition Work (as the case may be), Lessee shall provide to Lessor an original certificate of insurance for Lessee's General Contractor (or, if no general contractor is used, each trade contractor employed by Lessee in connection with the construction of such work), which certificate shall evidence a current general liability insurance policy as in effect, in an amount reasonably acceptable to Lessor, naming Lessor as an additional insured. Prior to the commencement of the construction of Lessor's Addition Work, Lessor shall provide to Lessee an original certificate of insurance for its general contractor (or, if no general contractor is used, each trade contractor employed by Lessor in connection with the construction of such work), which certificate shall evidence a current general liability insurance policy as in effect, in an amount reasonably acceptable to Lessee, naming Lessee as an additional insured.

     Lessee shall obtain from a surety reasonably satisfactory to Lessor payment and performance bonds for Lessee's General Contractor (in an amount not less than the full contract price), or if no general contractor is used, then for each trade contractor employed by Lessor in connection with the construction of such work whose bid price or contract price equals or exceeds $150,000 (in an amount not less than each such trade contractor's respective bid price or contract price), each of which bonds shall name Lessor as an additional obligee.

4.   Working Drawings for the Expansion Work.
     ---------------------------------------

     Lessee shall be solely responsible for the preparation and completion of all preliminary and final Lessee's Working Drawings for all of the Expansion Work. Lessee shall retain its own architects and engineers to prepare Lessee's Working Drawings, provided that Lessor first approves such engineers and architects so selected by Lessee, which approval shall not be unreasonably withheld or delayed. Lessee shall provide copies of the preliminary Lessee's Working Drawings to Lessor, and Lessor shall provide to

     Lessee within fifteen (15) business days after receipt of a complete set thereof a list of corrections and modifications which Lessor reasonably requires to be made to Lessee's Working Drawings. Lessor shall also provide to Lessee within such 15-business day period a list of those elements of the Expansion Work which Lessee must remove at the expiration or earlier termination of this Lease.

     Lessee shall revise the preliminary Lessee's Working Drawings to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessor and shall submit final Lessee's Working Drawings to Lessor for its approval. Lessor shall review the final Lessee's Working Drawings and, within fifteen (15) business days after receipt of a complete set thereof, Lessor shall either (a) notify Lessee that Lessor has approved the final Lessee's Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor reasonably requires to be made to Lessee's Working Drawings. Lessor shall also provide to Lessee within such 15-business day period a supplementary list of those elements of the Expansion Work which Lessee must remove at the expiration or earlier termination of this Lease (if any). In the event Lessor returns Lessee's Working Drawings to Lessee for correction or modification, Lessee shall diligently correct the Working Drawings to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessor and re-submit them to Lessor for approval pursuant to the preceding provisions of this paragraph. None of the Expansion Work shall commence until final Lessee's Working Drawings have been approved in writing by Lessor.

     Lessor's review of Lessee's Working Drawings shall be limited to the impact of the Expansion Work on the structural components of the Building, the roof of the Building and the Building systems, and the exterior appearance of the Building.

5.   Working Drawings for the Addition Work.
     --------------------------------------

     (a) CONCEPT OF BUILDING ADDITION. Lessor and Lessee hereby acknowledge and agree that it is their mutual intention that the Building Addition be a two-story building which can be constructed on the Adjacent Land in conformance with then-applicable Legal Requirements, as the same may be varied by zoning relief obtainable by Lessor at Lessee's expense, upon such conditions as are acceptable to Lessor in its reasonable discretion. Lessor shall provide reasonable cooperation to Lessee in connection with obtaining such zoning relief, and Lessee shall reimburse Lessor upon request for all reasonable out-of-pocket expenses incurred by Lessor in connection therewith. Lessor and Lessee shall negotiate in good faith the location and size of the Building Addition, consistent with the understandings set forth in this subparagraph, in connection with the commencement of preparation of preliminary Lessor's Working Drawings and Lessee's Working Drawings for the Building Addition.

     (b) LESSEE'S WORKING DRAWINGS. Lessee shall be solely responsible for the preparation and completion of all preliminary and final Lessee's Working Drawings for Lessee's Addition Work. Lessee shall retain its own architects and engineers to prepare Lessee's Working Drawings, provided that Lessor first approves such engineers and architects so selected by Lessee, which approval shall not be unreasonably withheld or delayed. Lessee shall provide copies of the preliminary Lessee's Working Drawings to Lessor, and Lessor shall provide to Lessee within fifteen (15) business days after receipt of a complete set thereof a list of corrections and modifications which Lessor reasonably requires to be made to Lessee's Working Drawings. Lessor shall also provide to Lessee within such 15-business day period a list of those elements of Lessee's Addition Work which Lessee must remove at the expiration or earlier termination of this Lease.

          Lessee shall revise the preliminary Lessee's Working Drawings to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessor and shall submit final Lessee's Working Drawings to Lessor for its approval. Lessor shall review the final Lessee's Working Drawings and, within fifteen (15) business days after receipt of a complete set thereof, Lessor shall either (a) notify Lessee that Lessor has approved the final Lessee's Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor reasonably requires to be made to Lessee's Working Drawings. Lessor shall also provide to Lessee within such 15-business day period a supplementary list of those elements of Lessee's Addition Work which Lessee must remove at the expiration or earlier termination of this Lease (if any). In the event Lessor returns Lessee's Working Drawings to Lessee for correction or modification, Lessee shall diligently correct the Working Drawings to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessor and re-submit them to Lessor for approval pursuant to the preceding provisions of this paragraph. None of Lessee's Addition Work shall commence until final Lessee's Working Drawings have been approved in writing by Lessor.

     (c) LESSOR'S WORKING DRAWINGS. Lessor shall be solely responsible for the preparation and completion of all preliminary and final Lessor's Working Drawings for Lessor's Addition Work. Lessor shall retain its own architects and engineers to prepare Lessor's Working Drawings. Within thirty (30) days after Lessor approves the preliminary Lessee's Working Drawings for Lessee's Addition Work, Lessor shall cause preliminary Lessor's Working Drawings to be prepared, and upon completion thereof Lessor shall provide copies of the same to Lessee. Lessee shall provide to Lessor within fifteen (15) business days thereafter a list of corrections and modifications which Lessee reasonably requires to be made to the preliminary Lessor's Working Drawings by reason of a conflict between such preliminary Working Drawings and the preliminary Lessee's Working Drawings as approved by Lessor.

          After Lessor has approved final versions of Lessee's Working Drawings for Lessee's Addition Work, Lessor shall revise the preliminary Lessor's Working Drawings or Lessor's Addition Work to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessee and to make the same consistent with the approved final Lessee's Working Drawings. Lessor shall submit final Lessor's Working Drawings to Lessee for its approval. Lessee shall review the final Lessor's Working Drawings and, within fifteen (15) business days after receipt thereof, Lessee shall either (a) notify Lessor that Lessee has approved the final Lessor's Working Drawings, or (b) provide to Lessor a list of corrections and modifications which Lessee reasonably requires to be made to Lessor's Working Drawings by reason of a conflict between the final approved Lessee's Working Drawings and such revised Lessor's Working Drawings. In the event Lessee returns Lessor's Working Drawings to Lessor for such correction or modification, Lessor shall diligently correct Lessor's Working Drawings to incorporate, to the extent reasonably practical, the corrections and modifications reasonably required by Lessee and to make the same consistent with the approved final Lessee's Working Drawings, and resubmit them to Lessee for approval pursuant to the preceding provisions of this paragraph.

6. PROVISIONS APPLICABLE TO WORKING DRAWINGS GENERALLY. The review and/or approval by Lessor or its architect or engineers of any plans, sketches or Lessee's Working Drawings submitted by Lessee relating to the Expansion Work or Lessee's Addition Work, or the review and/or approval by Lessee or its architect or engineers of any plans, sketches or Lessor's Working Drawings submitted by Lessor relating to Lessor's Addition Work, shall not
     (i) constitute an opinion or representation by the reviewing/approving party that the same are in compliance with all applicable Legal Requirements and the provisions of all applicable insurance policies or as to the feasibility of constructing the work shown thereon, or (ii) impose on the reviewing/approving party any responsibility for a design defect, it being agreed that all such responsibility shall remain solely with the party which submitted such Working Drawings for review and approval.

     Each party submitting preliminary Working Drawings to the other for approval pursuant to this Work Letter shall include with such submittal a proposed schedule for the commencement and completion (both substantial completion and final completion) of the work shown thereon. Each party reviewing Working Drawings shall also, within the time period above provided for review of Working Drawings, review and approve or suggest modifications to such proposed schedule. No Expansion Work shall commence unless and until the parties have reached agreement upon the schedule for the Expansion Work; no Addition Work shall commence unless and until the parties have reached agreement upon the schedule for Lessor's Addition Work and Lessee's Addition Work. The parties shall make good faith efforts to reach agreement on each other's Working Drawings and on the schedule for the performance of the work shown thereon.

     In the event that Lessor or Lessee fails to respond to the other party within any of the 15-business day periods set forth in Paragraphs 4 or 5 above, the party submitting the Working Drawings and/or schedule for review (the "Submitting Party") shall provide written notice to the other party (the "Reviewing Party") of such Reviewing Party's failure to respond, which notice shall state that such Reviewing Party's continued failure to respond to such Working Drawings and/or schedule within ten (10) days of such Reviewing Party's receipt of such notice shall be deemed to be approval by the Reviewing Party of the Working Drawings and/or schedule as submitted by the Submitting Party. In the event that the Reviewing Party fails to respond in writing to the Working Drawings within such 10-day period, the Reviewing Party shall be deemed to have approved the Working Drawings and/or schedule as submitted to it.

7. COST OF LESSOR'S ADDITION WORK. Lessor shall also provide to Lessee, together with Lessor's preliminary Working Drawings for Lessor's Addition Work, an estimate of the cost to construct Lessor's Addition Work (supported by bids or take-offs from the preliminary Working Drawings), broken down into reasonable detail. Lessee shall have twenty (20) days from its receipt of such cost breakdown to notify Lessor in writing that either
     (i) Lessee approves such cost estimate, or (ii) Lessee does not approve such cost estimate and desires to complete the preparation of Lessor's Working Drawings and to construct Lessor's Work as provided in Paragraph 15(g) of the Amendment, or (iii) Lessee does not approve such cost estimate and thereby rescinds its exercise of the Building Addition Option. Lessee acknowledges that any such cost estimate is an estimate only, and that Basic Rent on account of the Building Addition shall be based upon the actual out-of-pocket cost to Lessor of performing Lessor's Addition Work.

     If Lessee does not approve such cost estimate and desires to complete the preparation of Lessor's Working Drawings and to construct Lessor's Work as provided in Paragraph 15(g) of the Amendment, then Lessee shall pay to Lessor, within thirty (30) days of demand therefor, as Additional Rent, all out-of-pocket costs incurred by Lessor (i) in connection with preparing the Working Drawings for Lessor's Addition Work prior to Lessor's receipt of such notice from Lessee, or (ii) in terminating any contracts theretofore entered into by Lessor in connection with the preparation of Lessor's Working Drawings for Lessor's Addition Work or for the construction thereof.

     If Lessee rescinds its exercise of the Building Addition Option, then the Lease shall continue in full force and effect as if Lessee had given Lessee's Notice of Exercise and not exercised the Building Addition Option, except that:

     (i) Lessee shall pay to Lessor, within thirty (30) days of demand therefor, as Additional Rent, all out-of-pocket costs incurred by Lessor (A) in demolishing the Adjacent Building and levelling the Adjacent Land, (B) in preparing the Working Drawings for Lessor's Addition Work, or (C) in terminating any contracts theretofore entered into by Lessor in connection with the preparation of Lessor's Working Drawings for Lessor's Addition Work or for the construction thereof; and

     (ii) Lessee shall have waived any further right to exercise the Building Addition Option.

     If Lessee does not respond to such cost breakdown within such 20-day period, Lessor shall give Lessee written notice of its failure to respond, which notice shall state that Lessee's continued failure to respond to such cost breakdown within ten (10) days of Lessee's receipt of such notice shall be deemed to be approval of such cost breakdown by Lessee, and if Lessee thereafter fails to respond in writing to such cost breakdown within such 10- day period, Lessee shall be deemed to have approved such cost breakdown as submitted to it. In no event shall Lessor be required to prepare final Working Drawings for Lessor's Addition Work, or to perform any of Lessor's Addition Work, unless and until Lessee has approved the estimated cost of Lessor's Addition Work (or is deemed, pursuant to the provisions of this Paragraph 7, to have approved such estimated cost).

8. EXPANSION WORK AND LESSEE'S ADDITION WORK. Lessee shall be solely responsible for obtaining all Construction Authorizations required for the Expansion Work or Lessee's Addition Work. Lessor shall provide reasonable cooperation to Lessee in making and prosecuting applications for such Construction Authorizations, but Lessor shall not be required to incur any cost or expense in so doing. Lessee shall apply for and maintain in full force and effect (or cause Lessee's General Contractor to apply for and so maintain) all Construction Authorizations required for the construction of the Expansion Work or Lessee's Addition Work, and upon completion of the Expansion Work or Lessee's Addition Work (as the case may be), shall obtain a certificate of occupancy for the Premises or the Building Addition (as the case may be) from the appropriate governmental authority. Lessee shall deliver to Lessor a copy of said certificate of occupancy promptly after receiving the same.

     Lessee shall obtain from Lessee's General Contractor (or, if no general contractor is retained, from each trade contractor) a guaranty against construction defects for a period of not less than one (1) year.

     Promptly after receiving all Construction Authorizations required for the Expansion Work or Lessee's Addition Work (as the case may be), Lessee shall cause Lessee's General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the approved Lessee's Working Drawings, the Construction Authorizations, all Legal Requirements, and the provisions of all applicable insurance policies.

     Lessee shall be solely responsible for all costs and expenses of all architects, engineers and other consultants, and contractors, subcontractors and suppliers retained or employed (directly or indirectly) by Lessee in connection with the design or construction of the Expansion Work or Lessee's Addition Work. Lessee shall pay promptly for all labor and materials supplied to Lessee in connection with the Expansion Work or Lessee's Addition Work, shall not cause or permit any liens for such labor or materials to attach to the Land, the Building, the Adjacent Land or the Building Addition, and shall bond or discharge any such lien which may be filed or recorded within thirty (30) days after Lessee receives notice of such filing or recording.

     Lessor shall have no obligation to make any payment on account of the cost of preparing Lessee's Working Drawings or the construction of the Expansion Work or Lessee's Addition Work.

     The performance of the Expansion Work or Lessee's Addition Work (as the case may be) shall be subject to the requirements set forth in Section 12.0(f) of the Lease. Lessor may inspect such work at any time or times and shall promptly give written notice to Lessee of any observed defects. Lessee shall promptly correct all such defective work at its sole cost and expense. In the event that at any time during construction of the Expansion Work or Lessee's Addition Work Lessee fails so to correct promptly any defective work, Lessor shall give an additional written notice to Lessee which notice shall state that if Lessee does not correct such defective work within ten (10) days of its receipt of such notice (or, if such defective work cannot reasonably be corrected within such 10-day period, if Lessee does not commence the correction of such defective work within such 10-day period and continue such correction diligently to completion thereafter), then, in addition to any other remedies which Lessor may have under the Lease or at law or in equity for such default, Lessor may correct such work. If Lessor thereafter corrects such defective work in accordance with the provisions of this Paragraph, Lessor shall provide to Lessee reasonable supporting documentation of the actual out-of-pocket costs incurred by Lessor in correcting such defective work and the provisions of Paragraph 16(b) below shall apply.

9. LESSOR'S ADDITION WORK. Lessor shall be solely responsible for obtaining all Construction Authorizations required for Lessor's Addition Work. Promptly after receiving all Construction Authorizations required for Lessor's Addition Work, Lessor shall commence construction and diligently proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the approved Lessor's Working Drawings, the Construction Authorizations, all Legal Requirements, and the provisions of all applicable insurance policies. Lessor shall use reasonable efforts to minimize the cost of Lessor's Addition Work.

     Lessor shall obtain from its general contractor (or, if no general contractor is retained, from each trade contractor) a guaranty against construction defects for a period of not less than one (1) year.

     Lessee may inspect such work at any time or times and shall promptly give written notice to Lessor of any observed defects. Lessor shall promptly correct all such defective work at its sole cost and expense. In the event that at any time during construction of Lessor's Addition Work Lessor fails so to correct promptly any defective work, Lessee shall give an additional written notice to Lessor which notice shall state that if Lessor does not correct such defective work within ten (10) days of its receipt of such notice (or, if such defective work cannot reasonably be corrected within such 10- day period, if Lessor does not commence the correction of such defective work within such 10-day period and continue such correction diligently to completion thereafter), Lessee may correct such work. If Lessee thereafter corrects such defective work in accordance with the provisions of this Paragraph, Lessee shall provide to Lessor reasonable supporting documentation of the actual out-of-pocket costs incurred by Lessee in correcting such defective work and the provisions of Paragraph 16(a) below shall apply.

10.  Substantial Completion; Building Addition Rent Commencement Date.
     ----------------------------------------------------------------

     (a) Lessor and Lessee acknowledge that portions of Lessor's Addition Work will be proceeding concurrently with Lessee's Addition Work. Each party shall make diligent efforts to complete in a timely manner those portions of its respective work which must be completed before the other party can perform its work in that area.

     (b) The Building Addition Rent Commencement Date shall be the first to occur of:

         (i) the day on which Lessor's and Lessee's architects jointly reasonably determine that the Building Addition has been "substantially completed", meaning that Lessor's Addition Work and Lessee's Addition Work have been completed, except for items of work which are not necessary to make the Building

               Addition reasonably usable for the Permitted Uses and which, because of season or weather or nature of the item, cannot practicably be done at that time;

         (ii) the date on which Lessee first occupies the Building Addition or any portion thereof for the Permitted Uses; or

         (iii) the date on which Lessor's and Lessee's architects jointly reasonably determine that the Building Addition would have been substantially completed but for Lessee's Delay.

11.  Delays.
     ------

     (a) LESSOR'S DELAY. If the substantial completion of Lessee's Addition Work is delayed by:

          (i) the failure of Lessor to substantially complete those portions of Lessor's Addition Work which must be substantially completed in order for construction of Lessee's Addition Work to proceed in a timely manner, which failure is caused by the delay of Lessor, Lessor's employees or agents, or Lessor's architects or engineers, or Lessor's general contractor or any subcontractor or supplier thereof (but specifically excluding any delay caused by Lessee, Lessee's architects or engineers, Lessee's General Contractor, or any subcontractor or supplier thereof or any delay caused by an event of Force Majeure (as defined in Section 24.0 of the Lease)), then the Building Addition Rent Commencement
               Date shall be delayed beyond the date set forth in the schedule approved pursuant to Paragraph 5 above by the number of days of actual delay in the substantial completion of Lessee's Addition Work caused by such failure on the part of Lessor (as reasonably determined by Lessor's architect), PROVIDED, HOWEVER that in the event of the occurrence of any such act or omission which Lessee believes is delaying the performance by Lessee's General Contractor or any subcontractor thereof, Lessee shall give notice thereof to Lessor within ten (10) days of Lessee's acquiring actual knowledge of such act or omission, which notice shall be a condition precedent to such act or omission being deemed a basis for an extension of the Building Addition Rent Commencement Date under this clause (i); or

          (ii) the failure of Lessor to respond to preliminary Working Drawings or final Working Drawings submitted by Lessee within the 15-business day period for such response as set forth in Paragraph 5 of this Work Letter, then the Building Addition Rent Commencement Date shall be delayed beyond the date set forth in the schedule approved pursuant to Paragraph 5 above by one day for each day such response is delayed beyond such 15-business day period.

     (b) LESSEE'S DELAY. If the substantial completion of Lessee's Addition Work is delayed by any cause other than (i) a Lessor's Delay as defined above, or (ii) an event of Force Majeure (as defined in Section 24.0 of the Lease) (a "Lessee's Delay"), such delay shall have no effect on the Building Addition Rent Commencement Date and the Building Addition Rent Commencement Date shall be the date on which Lessor's architect reasonably determines that the Building Addition would have been substantially completed but for such Lessee's Delay.

     (c) FORCE MAJEURE. In the event that either Lessee or Lessor is delayed in the performance of any of its obligations hereunder by the occurrence of an event of Force Majeure, then the Building Addition Rent Commencement Date shall be extended one day for each day such event of Force Majeure continues.

12. COSTS OF WORK. In connection with any Expansion Work, Lessor's Addition Work or Lessee's Addition Work performed pursuant to this Supplementary Work Letter:

     (a) the party performing such work shall provide reasonably detailed information to the other party on a periodic basis concerning the actual out-of-pocket costs and expenses being incurred in connection with the design and performance of such work, together with, upon request, reasonable supporting documentation, and

     (b) within a reasonable time after completion of such work, the party performing such work shall provide to the other party a final statement of the total actual out-of-pocket costs and expenses incurred in connection with the design and performance of such work, in reasonable detail, and shall further provide, upon request, reasonable supporting documentation therefor to the extent not previously provided to the requesting party pursuant to the preceding subparagraph (a).

13. LESSEE'S ACCESS TO THE PREMISES. Lessee and Lessee's architects, engineers, Lessee's General Contractor, its subcontractors and suppliers may, at Lessee's sole risk, enter upon the Expansion Premises (and in the case of Lessee's Addition Work, upon the Adjacent Land and the Building Addition) for the limited purpose of constructing the Expansion Work or Lessee's Addition Work (as the case may be) PROVIDED that such persons work in harmony with Lessor and Lessor's general contractor, its subcontractors and suppliers. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion or operation of the Building or the Building Addition, Lessor shall have the right upon twenty-four (24) hours' written notice to Lessee to withdraw the consent to such entry given in this Paragraph. Any such entry onto the Land, the Building, the Premises, the Adjacent Land or the Building Addition shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's work and installations made in the Building or the Building Addition or to properties placed therein during construction of the Expansion Work or Lessee's Addition Work, the same being at Lessee's sole risk, EXCEPT that the foregoing shall not apply to any injury, loss or damage caused by the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors.

14. LESSOR'S AND LESSEE'S REPRESENTATIVES. Prior to the commencement of any design work for each of the Expansion Work or the Addition Work, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively, which person shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Each party may rely on the other's Representative with respect to all matters which pertain to this Work Letter, each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

15.  Completion of Lessor's Addition Work and Acceptance by Lessee.
     -------------------------------------------------------------

     (a) A punchlist of incomplete or defective items of Lessor's Addition Work shall be developed by Lessee and Lessor within fifteen (15) days after Lessor's Addition Work is "substantially completed" (as defined in Paragraph 10(b) of this Work Letter) by means of a joint inspection of the Building Addition by Lessor and Lessee or their respective architects or designees. Lessor shall complete all punchlist work as soon as practicable.

     (b) Lessor's Addition Work shall be deemed to be accepted by Lessee except for such items as are specified either (a) in the punchlist described in the preceding subparagraph or (b) in a written notice given by Lessee to Lessor not later than thirty (30) days after the earlier of
          (i) the date on which Lessor notifies Lessee that Lessor's Addition Work is complete or (ii) the date on which Lessee first occupies any portion of the Building Addition to conduct its business therein, except for defects which are not reasonably discoverable during such 30-day period. Lessor shall correct the items set forth in such notice as soon as practicable.

     (c) In the event that Lessor fails to correct any item specified in the punchlist or in such a written notice delivered by Lessee to Lessor within the time period specified in the preceding subparagraphs of this Paragraph 15, then Lessee may correct such work. If Lessee thereafter corrects such item in accordance with the provisions of this Paragraph, Lessee shall provide to Lessor reasonable supporting documentation of the actual out-of-pocket costs incurred by Lessee in correcting such defective work and the provisions of Paragraph 16(a) below shall apply.

16.  Costs Incurred in Correcting or Completing Other Party's Work.
     -------------------------------------------------------------

     (a) All actual out-of-pocket costs reasonably incurred by Lessee in correcting or completing any of Lessor's Addition Work as performed by Lessor shall be deducted from the cost of Lessor's Addition Work for purposes of calculating Basic Rent for the Building Addition pursuant to
     Section 4.1(a)(ii) of the Lease.

     (b) All actual out-of-pocket costs reasonably incurred by Lessor in correcting or completing any item of the Expansion Work or Lessee's Addition Work shall be paid by Lessee to Lessor, as Additional Rent, within thirty (30) days of written demand therefor by Lessor.

17. GENERAL. A breach by Lessee of any provision of this Work Letter shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.